EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-71418 of INSpire Insurance Solutions, Inc. on Form S-3 of our report dated February 5, 2001, appearing in the Annual Report on Form 10-K of INSpire Insurance Solutions, Inc. for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



DELOITTE & TOUCHE LLP

Fort Worth, Texas
November 26, 2001